VaxGen




April 28, 1999



Prudential Securities Incorporated
Punk, Ziegel & Company
As Representatives of the Several Underwriters
c/o Prudential Securities Incorporated
One New York Plaza
New York, New York 10292

Re:      VaxGen, Inc.

Ladies and Gentlemen:

The undersigned is the beneficial owner of shares of common stock (the "Common Stock") of VaxGen, Inc. (the "Company"). The undersigned understands that the Company is considering filing a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the initial public offering of its Common Stock (the "Offering"). The undersigned further understands that you are contemplating entering into an Underwriting Agreement with the Company in connection with the Offering. All terms not otherwise defined herein shall have the same meanings as in the Underwriting Agreement.


In order to induce the Company, you and the other Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, the undersigned agrees, for the benefit of the Company, you and the other Underwriters, that should the Offering be effected, the undersigned will not, without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of (i) any shares of Common Stock or of securities substantially similar thereto or (ii) any other securities convertible into, or exchangeable or exercisable for, shares of Common Stock or such similar securities, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired pursuant to the conversion, exchange or exercise of such securities, for a period of one hundred eighty (180) days subsequent to the date of the final Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Act") promulgated by the Commission or, if no filing under Rule 424(b) is made, the date of the final Prospectus included in the Registration Statement when declared effective under the Act.

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Further,  the  undersigned  agrees  that,  prior  to the  effective  date of the
Registration Statement, the undersigned will not, without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose or transfer (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other disposition or transfer) of (i) any shares of Common Stock or of securities substantially similar thereto or (ii) any other securities convertible into, or exchangeable or exercisable for, any shares of Common Stock or such similar securities, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired without first requiring any such offering or acquiring parties to execute and deliver to you an agreement of substantially the tenor hereof.

The undersigned, whether or not participating in the offering, confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. This agreement will terminate, and the provisions hereof shall be of no further force or effect, if the Commission has not declared the Registration Statement effective on or before September 1, 1999.

Very truly yours,


By:  VULCAN VENTURES INC.                  By:
                                               ------------------------------
     Print Stockholders name                   Stockholder's Signature
                                               William D. Savoy, Vice President

Number of shares: 263,158
Address: 110-110th Avenue N.E., Suite 550
                  Bellevue, WA  98004

Telephone:                 (425)453-1940

The foregoing is accepted and agreed to As of the date first above written:

PRUDENTIAL SECURITIES INCORPORATED


By:
         Jean-Claude Canfin
         Managing Director

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